Exhibit (a)(1)(C)

MARVELL TECHNOLOGY GROUP LTD.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

FOR RESTRICTED STOCK UNITS

ELECTION FORM – FAX SUBMISSION

Please review the Election Agreement Terms & Conditions. Before submitting this election form, please make sure you have received, read and understand the documents that make up this offer, including: (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”); (2) the letter from Dr. Sehat Sutardja, our Chairman, President and Chief Executive Officer, dated December 16, 2008; and (3) this election form. The offer is subject to the terms of these documents as they may be amended. The offer provides eligible employees who hold eligible options the opportunity to exchange these options for restricted stock units as set forth in Section 2 of the Offer to Exchange. This offer expires at 6:00 p.m. Pacific Time, on January 23, 2009, unless extended.

In accordance with the terms and conditions outlined in the offer documents, the number of restricted stock units you receive will be based on the exercise price of your exchanged options as described in Section 2 of the Offer to Exchange. If you participate in this offer, you may exchange outstanding options granted to you by Marvell with an exercise price of at least $12.00 per share under our Amended and Restated 1995 Stock Option Plan. Each restricted stock unit will vest in accordance with the schedule described in Section 9 of the Offer to Exchange. Vesting on any date is subject to your continued service to Marvell through each relevant vesting date. You will lose your rights to all exchanged options that are cancelled under the offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

If you would like to participate in this offer, please indicate your election by checking one of the boxes below and completing and signing this election form.

To participate in the offer to exchange some or all of your eligible options, you must sign, date and deliver the completed election form via facsimile by 6:00 p.m. Pacific Time, on January 23, 2009, unless we extend the offer. Fax the properly completed election form to Marvell Stock Administration at the fax number: (408) 222-9300. Marvell must receive your properly completed and submitted election form before 6:00 p.m. Pacific Time, on January 23, 2009, unless we extend the offer. Only election forms that are complete and actually received by Marvell by the deadline may be accepted. Election forms may be submitted only via Marvell’s offer website or by fax. Election forms submitted by any other means, including e-mail, hand delivery, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted.

You may change this election at any time prior to the expiration of the offer to exchange as many times as you wish, and submit a new election by fax to exchange some or all of your eligible options by submitting a new election form by 6:00 p.m. Pacific Time, on January 23, 2009, unless we extend the offer. You will be bound by the last properly submitted election form we receive before the expiration date of the offer.

Please select the appropriate box below to indicate your acceptance of the offer. You should have received a document labeled Option Converter, which lists all of your eligible option grants. If you wish to participate in the offer you may accept this offer with respect to all or some of your eligible option grants listed on the Option Converter. Please use this information provided on the Option Converter to complete this election form if you choose to only select some of your eligible options.

☐	Yes, I wish to participate in the offer as to ALL my eligible option grants.

OR

☐	Yes, I wish to participate in the offer as to some of my eligible option grants listed below (please list each option you wish to ELECT):

Grant Number	Grant Date	Eligible Options	Option Price

OR

☐	I do NOT wish to participate in the offer and instead REJECT the Offer to Exchange any and all of my options. I do not wish to exchange any eligible options.

SUBMIT NO LATER THAN 6:00 P.M. PACIFIC TIME, ON JANUARY 23, 2009.

Election Form Terms & Conditions

1. I agree that my decision to accept or reject the Offer to Exchange with respect to all or some of my eligible option grants is entirely voluntary and is subject to the terms and conditions of the Offer to Exchange.

2. I agree and acknowledge that, if I submit an Election Form in which I have chosen NOT to participate then I have rejected the offer with respect to all of my eligible options.

3. I understand that I may change my election at any time by completing and submitting an Election Form before 6:00 p.m. Pacific Time, on January 23, 2009 (unless the offer is otherwise extended) and that any Election Form submitted and/or received after such time will be void and of no further force and effect.

4. If my service with Marvell terminates prior to the expiration of the offer, I understand that I will cease to be an eligible employee under the terms of the Offer to Exchange and any election that I have made prior to the termination of my provision of services to Marvell to amend my eligible options will be ineffective. As a result, my eligible options will not be exchanged under the Offer to Exchange and I will not receive RSUs.

5. I agree that decisions with respect to future grants under a Marvell employee stock plan, if any, will be at the sole discretion of Marvell.

6. I agree that: (i) the offer is discretionary in nature and may be suspended or terminated by Marvell, in accordance with the terms set forth in the Offer to Exchange, at any time prior to the expiration of the offer; (ii) Marvell may, at its discretion, refuse to accept my election to participate; and (iii) the offer is a one-time offer that does not create any contractual or other right to receive future offers, options or benefits in lieu of offers.

7. I agree that: (i) the value of any RSU payments and participation in the offer made pursuant to the offer is an extraordinary item of income which is outside the scope of my employment contract, if any; (ii) the offer value of any RSU payments made pursuant to the offer is not part of normal or expected compensation for any purpose, including but not limited to purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

8. Neither my participation in the offer nor this Election Form shall be construed so as to grant me any right to remain in the employ of Marvell or any of its subsidiaries and shall not interfere with the ability of my current employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).

9. For the exclusive purpose of implementing, administering and managing my participation in the offer, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Marvell and its subsidiaries and affiliates. I understand that Marvell and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Marvell, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the offer (“Data”). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the offer. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources department representative.

10. Regardless of any action that Marvell or a subsidiary or affiliate of Marvell takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the offer (“Applicable Withholdings”), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. In that regard, I authorize Marvell and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages, from the proceeds of any stock sales or other cash payment paid to me by Marvell and/or its subsidiaries. Finally, I agree to pay to Marvell or its subsidiary any amount of Applicable Withholdings that Marvell or its subsidiary may be required to withhold as a result of my participation in the offer if Marvell does not satisfy the Applicable Withholding through other means.

11. I acknowledge that I may be accepting part or all of the offer and the terms and conditions of this Election Form in English and I agree to be bound accordingly.

12. I acknowledge and agree that none of Marvell or a subsidiary or affiliate of Marvell, or any of their respective employees or agents, has made any recommendation to me as to whether or not I should accept the Offer to Exchange my eligible options and that I am not relying on any information or representation made by any such person in accepting or rejecting the Offer to Exchange, other than any information contained in the offer documents.

13. I agree that participation in the offer is governed by the terms and conditions set forth in the offer documents and this Election Form. I acknowledge that I have received the offer documents and have been afforded the opportunity to consult with my own investment, legal and/or tax advisors before making this election and that I have knowingly accepted or rejected the offer. I agree to accept as binding, conclusive and final all decisions or interpretations of Marvell upon any questions relating to the offer and this Election Form.

14. I further understand that Marvell intends to send me an Election Confirmation Statement via e-mail at my Marvell e-mail address, if any, or if none, at my personal e-mail address as I have provided to Marvell, within two business days after the submission of my Election Form. If I have not received such an e-mail confirmation, I understand that it is my responsibility to ensure that my Election Form has been received before 6:00 p.m. Pacific Time, on January 23, 2009. I understand that only responses that are complete, signed (electronically or otherwise) and actually received by Marvell by the deadline will be accepted.

(Required)

☐  I acknowledge and agree with the terms and conditions stated above.

Employee Signature

Employee Name (Please Print)

Email Address	Date

Fax to:

Marvell Stock Administration

Fax No.: 408-222-9300

MARVELL TECHNOLOGY GROUP LTD.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR

RESTRICTED STOCK UNITS

ELECTION FORM – WEB SUBMISSION

Please review the Election Agreement Terms & Conditions. Before submitting this election form, please make sure you have received, read and understand the documents that make up this offer, including: (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”); (2) the letter from Dr. Sehat Sutardja, our Chairman, President and Chief Executive Officer, dated December 16, 2008; and (3) this election form. The offer is subject to the terms of these documents as they may be amended. The offer provides eligible employees who hold eligible options the opportunity to exchange these options for restricted stock units as set forth in Section 2 of the Offer to Exchange. This offer expires at 6:00 p.m. Pacific Time, on January 23, 2009, unless extended.

In accordance with the terms and conditions outlined in the offer documents, the number of restricted stock units you receive will be based on the exercise price of your exchanged options as described in Section 2 of the Offer to Exchange. If you participate in this offer, you may exchange outstanding options granted to you by Marvell with an exercise price of at least $12.00 per share under our Amended and Restated 1995 Stock Option Plan. Each restricted stock unit will vest in accordance with the schedule described in Section 9 of the Offer to Exchange. Vesting on any date is subject to your continued service to Marvell through each relevant vesting date. You will lose your rights to all exchanged options that are cancelled under the offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

If you would like to participate in this offer, please indicate your election by checking all the boxes below by clicking the “Yes, I wish to participate in the offer…”, I acknowledge and agree to the terms and conditions…” and the “Submit” buttons below. If you elect to participate in this offer, please select all or place a mark by each elgible option grant you wish to elect.

You must submit a properly completed election form by 6:00 p.m. Pacific Time, on January 23, 2009, unless we extend the offer. You may elect to exchange additional eligible option grants, fewer eligible option grants, all of your eligible option grants or none of your eligible option grants. You may change this election at any time prior to the expiration of the offer to exchange as many times as you wish, and submit a new election to exchange some or all of your eligible options by submitting a new election form by 6:00 p.m. Pacific Time, on January 23, 2009, unless we extend the offer. You will be bound by the last properly submitted election form we receive before the expiration date of the offer.

Please select the appropriate box below to indicate your acceptance of the offer. If you wish to participate in the offer you may accept this offer with respect to all or some of your eligible options listed below. If you exit from this page without clicking “I acknowledge and agree to the terms and conditions…” “Submit,” you will NOT have made an election.

☒	I do NOT wish to participate in the offer and instead REJECT the Offer to Exchange all of my options. I do not wish to exchange any eligible awards.

☐	Yes, I wish to participate in the offer as to some or all of my eligible awards listed below (please select all or place a mark by each option you wish to ELECT).

Note: the below 1-14 Tender Offer Acknowledgement appears in the above pop-up box

1. I agree that my decision to accept or reject the Offer to Exchange with respect to all or some of my eligible options is entirely voluntary and is subject to the terms and conditions of the Offer to Exchange.

2. I agree and acknowledge that, if I submit an Election Form in which I have chosen NOT to participate then I have rejected the offer with respect to all of my eligible options.

3. I understand that I may change my election at any time by completing and submitting an Election Form before 6:00 p.m. Pacific Time, on January 23, 2009 (unless the offer is otherwise extended) and that any Election Form submitted and/or received after such time will be void and of no further force and effect.

4. If my service with Marvell terminates prior to the expiration of the offer, I understand that I will cease to be an eligible employee under the terms of the Offer to Exchange and any election that I have made prior to the termination of my provision of services to Marvell to amend my eligible options will be ineffective. As a result, my eligible options will not be exchanged under the Offer to Exchange and I will not receive RSUs.

5. I agree that decisions with respect to future grants under a Marvell employee stock plan, if any, will be at the sole discretion of Marvell.

6. I agree that: (i) the offer is discretionary in nature and may be suspended or terminated by Marvell, in accordance with the terms set forth in the Offer to Exchange, at any time prior to the expiration of the offer; (ii) Marvell may, at its discretion, refuse to accept my election to participate; and (iii) the offer is a one-time offer that does not create any contractual or other right to receive future offers, options or benefits in lieu of offers.

7. I agree that: (i) the value of any RSU payments and participation in the offer made pursuant to the offer is an extraordinary item of income which is outside the scope of my employment contract, if any; (ii) the offer value of any RSU payments made pursuant to the offer is not part of normal or expected compensation for any purpose, including but not limited to purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

8. Neither my participation in the offer nor this Election Form shall be construed so as to grant me any right to remain in the employ of Marvell or any of its subsidiaries and shall not interfere with the ability of my current employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).

9. For the exclusive purpose of implementing, administering and managing my participation in the offer, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Marvell and its subsidiaries and affiliates. I understand that Marvell and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Marvell, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the offer (“Data”). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the offer. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources department representative.

10. Regardless of any action that Marvell or a subsidiary or affiliate of Marvell takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the offer (“Applicable Withholdings”), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. In that regard, I authorize Marvell and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages, from the proceeds of any stock sales or other cash payment paid to me by Marvell and/or its subsidiaries. Finally, I agree to pay to Marvell or its subsidiary any amount of Applicable Withholdings that Marvell or its subsidiary may be required to withhold as a result of my participation in the offer if Marvell does not satisfy the Applicable Withholding through other means.

11. I acknowledge that I may be accepting part or all of the offer and the terms and conditions of this Election Form in English and I agree to be bound accordingly.

12. I acknowledge and agree that none of Marvell or a subsidiary or affiliate of Marvell, or any of their respective employees or agents, has made any recommendation to me as to whether or not I should accept the Offer to Exchange my eligible options and that I am not relying on any information or representation made by any such person in accepting or rejecting the Offer to Exchange, other than any information contained in the offer documents.

13. I agree that participation in the offer is governed by the terms and conditions set forth in the offer documents and this Election Form. I acknowledge that I have received the offer documents and have been afforded the opportunity to consult with my own investment, legal and/or tax advisors before making this election and that I have knowingly accepted or rejected the offer. I agree to accept as binding, conclusive and final all decisions or interpretations of Marvell upon any questions relating to the offer and this Election Form.

14. I further understand that Marvell intends to send me an Election Confirmation Statement via e-mail at my Marvell e-mail address within two business days after the submission of my Election Form. If I have not received such an e-mail confirmation, I understand that it is my responsibility to ensure that my Election Form has been received before 6:00 p.m. Pacific Time, on January 23, 2009. I understand that only responses that are complete, signed (electronically or otherwise) and actually received by Marvell by the deadline will be accepted.